Exhibit 99.1

Dime Community Bancshares, Inc. Reports 103% Year-Over-Year Increase in Earnings Per Share

Quarterly Net Interest Margin Surpasses 3% And Is Anticipated to Increase Further in the Fourth Quarter

Continued Strong Growth in Core Deposits and Business Loans

Hauppauge, NY, October 23, 2025 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $25.8 million for the quarter ended September 30, 2025, or $0.59 per diluted common share, compared to $27.9 million, or $0.64 per diluted common share, for the quarter ended June 30, 2025 and net income available to common stockholders of $11.5 million, or $0.29 per diluted common share, for the quarter ended September 30, 2024.

Adjusted net income available to common stockholders (non-GAAP) totaled $26.6 million (see “Non-GAAP Reconciliation” tables at the end of this news release) and adjusted EPS (non-GAAP) totaled $0.61 per share for the quarter ended September 30, 2025. Adjusted net income available to common stockholders totaled $11.5 million and adjusted EPS totaled $0.29 per share for the quarter ended September 30, 2024.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Third quarter results were marked by strong growth in core deposits and business loans, good progress in diversifying our balance sheet, and continued net interest margin expansion. Our earnings power continues to increase as demonstrated by third quarter pre-tax pre-provision net revenue of $53.4 million, an increase of 8% versus the prior quarter and an increase of 79% versus the quarter ended September 30, 2024. Finally, we continue to execute on our growth plan and take advantage of the target-rich environment to hire talented individuals.”

Third Quarter Recruiting and Expansion Update

●	New hires in commercial lending included the following Senior Vice Presidents: Ryan Kent (Director of Commercial Strategic Initiatives; previously with Webster Bank), Elvis Grgurovic (Co-Head of Mid Corporate; previously with Webster Bank), Eric Pelletier (Head of Syndications; previously with Webster Bank), Matt Greene (Mid-Corporate and Specialty Finance vertical; previously with Webster Bank) and Barry Renow (Mid-Corporate and Specialty Finance Vertical; previously with BHI USA).
●	New hires in branch network included the following branch managers: Lisa Reardon (previously with First National Bank of Long Island) and Liz Materia (previously with First National Bank of Long Island).
●	Successfully opened a new branch location on Madison Avenue in Manhattan, and expect to open additional locations in Lakewood, NJ and the North Shore of Long Island in early 2026.

Highlights for the Third Quarter of 2025 included:

●	Total deposits increased $644.3 million on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $971.9 million on a year-over-year basis;
●	Average non-interest-bearing deposits to average total deposits for the third quarter increased to 29.9% compared to 29.6% for the prior quarter;
●	The loan to deposit ratio declined to 88.9% at the end of the third quarter compared to 92.6% for the prior quarter;
●	Business loans grew $160.5 million on a linked quarter basis and $409.1 million on a year-over-year basis;
●	The net interest margin increased to 3.01% for the third quarter of 2025 compared to 2.98% for the prior quarter;
●	The efficiency ratio decreased to 53.8% for the third quarter of 2025 compared to 55.0% for the prior quarter; and
●	The Company’s Common Equity Tier 1 Ratio increased to 11.53% at the end of the third quarter.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the third quarter of 2025 was $103.4 million compared to $98.1 million for the second quarter of 2025 and $79.9 million for the third quarter of 2024. The Net Interest Margin for the third quarter of 2025 was 3.01% compared to 2.98% for the second quarter of 2025 and 2.50% for the third quarter of 2024.

Mr. Lubow commented, “Since the Federal Reserve rate cut in mid-September, the spread between the weighted average rate on loans and deposits has improved by approximately 10 basis points. We anticipate the full quarter impact of this spread improvement to drive continued NIM expansion in the fourth quarter. Additionally, we continue to have a significant loan repricing opportunity that will continue through 2027. Finally, core deposit growth and a continued focus on business loan growth will benefit our NIM over time as we continue to grow customers and hire productive bankers.”

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.37% at September 30, 2025, a 3 basis point increase compared to the ending WAR of 5.34% on the total loan portfolio at June 30, 2025.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	September 30, 2025		June 30, 2025		September 30, 2024
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$3,062,674	6.60%	$2,902,170	6.66%	$2,653,624	6.82%
One-to-four family residential and coop/condo apartment	1,030,949	4.92	998,677	4.85	934,209	4.65
Multifamily residential and residential mixed-use (3)(4)	3,509,811	4.52	3,693,481	4.48	3,866,931	4.60
Non-owner-occupied commercial real estate	2,975,474	5.13	3,128,453	5.12	3,281,923	5.25
Acquisition, development, and construction	139,145	8.04	141,755	8.28	149,299	8.46
Other loans	7,621	11.14	6,336	11.08	6,058	10.71
Loans held for investment	$10,725,674	5.37%	$10,870,872	5.34%	$10,892,044	5.40%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans and owner-occupied commercial real estate loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q3 2025	Q2 2025	Q3 2024
Originations Excluding New Lines of Credit	$170.6	$227.3	$119.0
Originations Including New Lines of Credit	535.6	450.5	314.5

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at September 30, 2025 were $12.06 billion, compared to $11.74 billion at June 30, 2025 and $11.42 billion at September 30, 2024.

Brokered deposits were $200.0 million at September 30, 2025, compared to $200.0 million at June 30, 2025 and $662.2 million at September 30, 2024. Total Federal Home Loan Bank advances were $508.0 million at September 30, 2025, compared to $508.0 million at June 30, 2025 and $508.0 million at September 30, 2024.

Non-Interest Income

Non-interest income was $12.2 million during the third quarter of 2025, $11.6 million during the second quarter of 2025, and $7.6 million during the third quarter of 2024.

Non-Interest Expense

Total non-interest expense was $62.2 million during the third quarter of 2025, $60.3 million during the second quarter of 2025, and $57.7 million during the third quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense and settlement loss related to the termination of a legacy pension plan, adjusted non-interest expense was $62.0 million during the third quarter of 2025, $59.9 million during the second quarter of 2025, and $57.4 million during the third quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “As we have communicated previously, the increase in non-interest expense has been due to significant hires the Company has made as we execute on our growth plan, which is centered around growing core deposits, diversifying our loan portfolio and selectively adding new geographies. In the third quarter of 2025, we continued to grow our commercial banking businesses and branch network and we expect these initiatives to contribute to revenue growth in the years ahead.”

The ratio of non-interest expense to average assets was 1.73% during the third quarter of 2025, compared to 1.72% during the linked quarter and 1.71% during the third quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense and settlement loss related to the termination of a legacy pension plan, the ratio of adjusted non-interest expense to average assets was 1.72% during the third quarter of 2025, 1.71% during the second quarter of 2025, and 1.70% during the third quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 53.8% during the third quarter of 2025, compared to 55.0% during the linked quarter and 65.9% during the third quarter of 2024. Excluding the impact of net gain on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, settlement loss related to the termination of a legacy pension plan, loss on extinguishment of debt and amortization of other intangible assets, the adjusted efficiency ratio was 53.1% during the third quarter of 2025, compared to 54.7% during the linked quarter and 65.6% during the third quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

Income tax expense was $12.4 million during the third quarter of 2025, $10.5 million during the second quarter of 2025, and $4.9 million during the third quarter of 2024. The effective tax rate for the third quarter of 2025 was 31.0%, compared to 26.1% for the second quarter of 2025 and 26.9% for the third quarter of 2024.

Credit Quality

Non-performing loans were $72.1 million at September 30, 2025, compared to $53.2 million at June 30, 2025 and $49.5 million at September 30, 2024.

Mr. Lubow commented, “When we file our Quarterly Report on Form 10-Q, we expect to report that the level of criticized assets at September 30, 2025 were lower than the level of criticized assets at June 30, 2025.”

A credit loss provision of $13.3 million was recorded during the third quarter of 2025, compared to a credit loss provision of $9.2 million during the second quarter of 2025, and a credit loss provision of $11.6 million during the third quarter of 2024.

Capital Management

Stockholders’ equity increased $21.3 million to $1.45 billion at September 30, 2025, compared to $1.43 billion at June 30, 2025.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of September 30, 2025. All risk-based regulatory capital ratios increased in the third quarter of 2025.

Dividends per common share were $0.25 during the third quarter of 2025 and the second quarter of 2025, respectively.

Book value per common share was $30.44 at September 30, 2025 compared to $29.95 at June 30, 2025.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $26.81 at September 30, 2025 compared to $26.32 at June 30, 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:00 a.m. (ET) on Thursday, October 23, 2025, during which CEO Lubow will discuss the Company’s third quarter 2025 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/fgnebsmd. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIf691803ee4544b2cae2b6b287bcc61d2. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/fgnebsmd.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $14 billion in assets and the number one deposit market share among community banks on Greater Long Island. (1)

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, tariffs, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	September 30,	June 30,	December 31,
	2025	2025	2024
Assets:
Cash and due from banks	$1,715,044	$1,156,754	$1,283,571
Securities available-for-sale, at fair value	662,667	703,461	690,693
Securities held-to-maturity	623,094	625,188	637,339
Loans held for sale	—	13,617	22,625
Loans held for investment, net:
Business loans (1)	3,062,674	2,902,170	2,726,602
One-to-four family residential and coop/condo apartment	1,030,949	998,677	952,195
Multifamily residential and residential mixed-use (2)(3)	3,509,811	3,693,481	3,820,492
Non-owner-occupied commercial real estate	2,975,474	3,128,453	3,231,398
Acquisition, development and construction	139,145	141,755	136,172
Other loans	7,621	6,336	5,084
Allowance for credit losses	(94,061)	(93,189)	(88,751)
Total loans held for investment, net	10,631,613	10,777,683	10,783,192
Premises and fixed assets, net	32,525	33,957	34,858
Restricted stock	66,989	67,110	69,106
BOLI	396,904	393,345	290,665
Goodwill	155,797	155,797	155,797
Other intangible assets	3,173	3,409	3,896
Operating lease assets	45,402	44,717	46,193
Derivative assets	81,440	90,966	116,496
Accrued interest receivable	57,048	55,418	55,970
Other assets	67,247	86,513	162,857
Total assets	$14,538,943	$14,207,935	$14,353,258
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,597,682	$3,432,667	$3,355,829
Interest-bearing checking	1,094,995	1,029,297	1,079,823
Savings (excluding mortgage escrow deposits)	1,721,670	1,923,277	1,927,903
Money market	4,425,143	4,229,503	4,198,784
Certificates of deposit	1,138,872	1,080,093	1,069,081
Deposits (excluding mortgage escrow deposits)	11,978,362	11,694,837	11,631,420
Non-interest-bearing mortgage escrow deposits	83,240	45,256	54,715
Interest-bearing mortgage escrow deposits	5	2	6
Total mortgage escrow deposits	83,245	45,258	54,721
FHLBNY advances	508,000	508,000	608,000
Other short-term borrowings	—	—	50,000
Subordinated debt, net	272,459	272,414	272,325
Derivative cash collateral	57,260	69,840	112,420
Operating lease liabilities	48,138	47,559	48,993
Derivative liabilities	77,637	86,110	108,347
Other liabilities	61,500	52,911	70,515
Total liabilities	13,086,601	12,776,929	12,956,741
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	461	461	461
Additional paid-in capital	622,657	622,660	624,822
Retained earnings	835,083	820,221	794,526
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(33,596)	(37,937)	(45,018)
Unearned equity awards	(11,332)	(13,525)	(7,640)
Treasury stock, at cost	(77,500)	(77,443)	(87,203)
Total stockholders' equity	1,452,342	1,431,006	1,396,517
Total liabilities and stockholders' equity	$14,538,943	$14,207,935	$14,353,258

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Paycheck Protection Program (“PPP”) loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Interest income:
Loans	$147,756	$145,448	$151,828	$435,909	$442,492
Securities	11,338	11,353	7,766	34,014	23,553
Other short-term investments	16,449	10,749	4,645	35,035	18,621
Total interest income	175,543	167,550	164,239	504,958	484,666
Interest expense:
Deposits and escrow	62,950	60,181	74,025	181,205	219,972
Borrowed funds	8,406	8,354	8,764	25,141	32,494
Derivative cash collateral	788	918	1,526	2,903	5,244
Total interest expense	72,144	69,453	84,315	209,249	257,710
Net interest income	103,399	98,097	79,924	295,709	226,956
Provision for credit losses	13,294	9,221	11,603	32,141	22,398
Net interest income after provision	90,105	88,876	68,321	263,568	204,558
Non-interest income:
Service charges and other fees	5,209	4,642	4,267	14,494	12,783
Title fees	126	118	190	342	617
Loan level derivative income	650	942	132	1,653	1,623
BOLI income	4,956	4,186	2,606	13,135	7,551
Gain on sale of Small Business Administration ("SBA") loans	38	387	19	507	385
Gain on sale of residential loans	37	50	38	119	142
Fair value change in equity securities and loans held for sale	51	83	39	152	(1,219)
Net gain on securities	14	149	—	163	—
(Loss) gain on sale of other assets	(1,117)	—	2	(1,117)	6,665
Other	2,247	1,038	338	3,991	1,359
Total non-interest income	12,211	11,595	7,631	33,439	29,906
Non-interest expense:
Salaries and employee benefits	38,344	36,218	36,132	110,213	100,353
Severance	6	136	—	218	42
Occupancy and equipment	8,107	7,729	7,448	23,838	22,225
Data processing costs	4,798	4,903	4,544	14,495	13,262
Marketing	1,961	1,756	1,629	5,383	4,763
Professional services	2,228	2,097	2,036	6,441	6,269
Federal deposit insurance premiums	1,799	1,692	2,105	5,538	6,594
Loss on extinguishment of debt	—	—	1	—	454
Loss due to pension settlement	—	—	—	7,231	—
Amortization of other intangible assets	236	235	286	723	878
Other	4,745	5,533	3,548	13,954	11,094
Total non-interest expense	62,224	60,299	57,729	188,034	165,934
Income before taxes	40,092	40,172	18,223	108,973	68,530
Income tax expense	12,421	10,475	4,896	30,147	19,033
Net income	27,671	29,697	13,327	78,826	49,497
Preferred stock dividends	1,822	1,821	1,822	5,465	5,465
Net income available to common stockholders	$25,849	$27,876	$11,505	$73,361	$44,032
Earnings per common share ("EPS"):
Basic	$0.59	$0.64	$0.29	$1.67	$1.13
Diluted	$0.59	$0.64	$0.29	$1.67	$1.13

Average common shares outstanding for diluted EPS	43,052,898	43,030,023	38,366,619	43,010,919	38,317,223

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Per Share Data:
Reported EPS (Diluted)	$0.59	$0.64	$0.29	$1.67	$1.13
Cash dividends paid per common share	0.25	0.25	0.25	0.75	0.75
Book value per common share	30.44	29.95	29.31	30.44	29.31
Tangible common book value per share (1)	26.81	26.32	25.22	26.81	25.22
Common shares outstanding	43,889	43,889	39,152	43,889	39,152
Dividend payout ratio	42.37%	39.06%	86.21%	44.91%	66.37%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.77%	0.85%	0.39%	0.75%	0.49%
Return on average equity	7.59	8.28	4.19	7.31	5.24
Return on average tangible common equity (1)	8.80	9.68	4.70	8.47	6.06
Net interest margin	3.01	2.98	2.50	2.98	2.37
Non-interest expense to average assets	1.73	1.72	1.71	1.78	1.63
Efficiency ratio	53.8	55.0	65.9	57.1	64.6
Effective tax rate	30.98	26.08	26.87	27.66	27.77

Balance Sheet Data:
Average assets	$14,426,002	$14,013,592	$13,502,753	$14,074,794	$13,571,710
Average interest-earning assets	13,638,036	13,195,116	12,734,246	13,267,962	12,791,233
Average tangible common equity (1)	1,182,158	1,158,738	996,578	1,162,403	981,614
Loan-to-deposit ratio at end of period (2)	88.9%	92.6%	95.4%	88.9%	95.4%

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	8.18%	8.22%	7.27%
Tangible equity to tangible assets (1)	8.99	9.05	8.13
Tier 1 common equity ratio	11.53	11.25	10.16
Tier 1 risk-based capital ratio	12.64	12.34	11.28
Total risk-based capital ratio	16.18	15.84	14.76
Tier 1 leverage ratio	9.29	9.43	8.76
Consolidated CRE concentration ratio (3)(4)	401	425	487
Allowance for credit losses/ Total loans	0.88	0.86	0.78
Allowance for credit losses/ Non-performing loans	130.54	175.12	172.29

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	September 30, 2025 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The September 30, 2025 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,957,434	$50,271	6.74%	$2,798,899	$46,593	6.68%	$2,609,934	$46,656	7.11%
One-to-four family residential and coop/condo apartment	1,023,844	12,120	4.70	981,138	11,532	4.71	924,150	11,024	4.75
Multifamily residential and residential mixed-use	3,591,822	41,712	4.61	3,740,939	42,462	4.55	3,902,220	45,790	4.67
Non-owner-occupied commercial real estate	3,067,598	40,439	5.23	3,175,062	41,822	5.28	3,297,760	44,804	5.40
Acquisition, development, and construction	145,902	3,184	8.66	136,154	3,009	8.86	147,875	3,505	9.43
Other loans	7,515	30	1.58	7,135	30	1.69	4,891	49	3.99
Securities	1,340,223	11,338	3.36	1,361,383	11,353	3.34	1,493,492	7,766	2.07
Other short-term investments	1,503,698	16,449	4.34	994,406	10,749	4.34	353,924	4,645	5.22
Total interest-earning assets	13,638,036	175,543	5.11%	13,195,116	167,550	5.09%	12,734,246	164,239	5.13%
Non-interest-earning assets	787,966			818,476			768,507
Total assets	$14,426,002			$14,013,592			$13,502,753

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$1,069,761	$5,306	1.97%	$943,716	$4,141	1.76%	$798,024	$4,635	2.31%
Money market	4,359,512	34,877	3.17	4,174,694	32,818	3.15	3,771,562	36,841	3.89
Savings (2)	1,821,289	13,273	2.89	1,925,224	14,048	2.93	2,102,282	19,492	3.69
Certificates of deposit	1,116,152	9,494	3.37	1,075,729	9,174	3.42	1,232,984	13,057	4.21
Total interest-bearing deposits	8,366,714	62,950	2.99	8,119,363	60,181	2.97	7,904,852	74,025	3.73
FHLBNY advances	508,000	4,104	3.21	508,000	4,053	3.20	528,652	4,455	3.35
Subordinated debt, net	272,429	4,301	6.26	272,385	4,301	6.33	271,450	4,307	6.31
Other short-term borrowings	76	1	5.22	—	—	—	131	2	6.07
Total borrowings	780,505	8,406	4.27	780,385	8,354	4.29	800,233	8,764	4.36
Derivative cash collateral	63,856	788	4.90	79,188	918	4.65	91,305	1,526	6.65
Total interest-bearing liabilities	9,211,075	72,144	3.11%	8,978,936	69,453	3.10%	8,796,390	84,315	3.81%
Non-interest-bearing checking (2)	3,573,448			3,412,215			3,209,502
Other non-interest-bearing liabilities	183,627			187,774			223,546
Total liabilities	12,968,150			12,578,925			12,229,438
Stockholders' equity	1,457,852			1,434,667			1,273,315
Total liabilities and stockholders' equity	$14,426,002			$14,013,592			$13,502,753
Net interest income		$103,399			$98,097			$79,924
Net interest rate spread			2.00%			1.99%			1.32%
Net interest margin			3.01%			2.98%			2.50%
Deposits (including non-interest-bearing checking accounts) (2)	$11,940,162	$62,950	2.09%	$11,531,578	$60,181	2.09%	$11,114,354	$74,025	2.65%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Quality Detail	2025	2025	2024
Non-performing loans ("NPLs")
Business loans (1)	$21,005	$18,007	$25,411
One-to-four family residential and coop/condo apartment	2,440	1,642	3,880
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	47,952	32,908	19,509
Acquisition, development, and construction	657	657	657
Other loans	—	—	6
Total Non-accrual loans	$72,054	$53,214	$49,463
Total Non-performing assets ("NPAs")	$72,054	$53,214	$49,463

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$72,054	$53,214	$49,463

NPAs and 90+ Delinquent / Total assets	0.50%	0.37%	0.36%
Net charge-offs ("NCOs")	$12,586	$5,405	$4,199
NCOs / Average loans (2)	0.47%	0.20%	0.15%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, net gain on sale of securities and other assets, severance, loss on extinguishment of debt and loss due to pension settlement.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$25,849	$27,876	$11,505	$73,361	$44,032
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	(51)	(83)	(39)	(152)	1,219
Loss (gain) on sale of securities and other assets	1,112	(72)	(2)	1,040	(6,665)
Severance	6	136	—	218	42
Loss on extinguishment of debt	—	—	1	—	454
Loss due to pension settlement	—	—	—	7,231	—
Income tax effect of adjustments noted above (1)	(328)	6	13	(2,559)	1,574
Adjusted net income available to common stockholders (non-GAAP)	$26,588	$27,863	$11,478	$79,139	$40,656

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.61	$0.64	$0.29	$1.81	$1.04
Adjusted return on average assets	0.79%	0.85%	0.39%	0.80%	0.45%
Adjusted return on average equity	7.80	8.28	4.18	7.84	4.89
Adjusted return on average tangible common equity	9.05	9.67	4.69	9.14	5.60
Adjusted non-interest expense to average assets	1.72	1.71	1.70	1.70	1.62
Adjusted efficiency ratio	53.1	54.7	65.6	54.5	65.5

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Operating expense as a % of average assets - as reported	1.73%	1.72%	1.71%	1.78%	1.63%
Severance	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Loss due to pension settlement	—	—	—	(0.07)	—
Amortization of other intangible assets	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.72%	1.71%	1.70%	1.70%	1.62%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Efficiency ratio - as reported (non-GAAP) (1)	53.8%	55.0%	65.9%	57.1%	64.6%
Non-interest expense - as reported	$62,224	$60,299	$57,729	$188,034	$165,934
Severance	(6)	(136)	—	(218)	(42)
Loss on extinguishment of debt	—	—	(1)	—	(454)
Loss due to pension settlement	—	—	—	(7,231)	—
Amortization of other intangible assets	(236)	(235)	(286)	(723)	(878)
Adjusted non-interest expense (non-GAAP)	$61,982	$59,928	$57,442	$179,862	$164,560
Net interest income - as reported	$103,399	$98,097	$79,924	$295,709	$226,956
Non-interest income - as reported	$12,211	$11,595	$7,631	$33,439	$29,906
Fair value change in equity securities and loans held for sale	(51)	(83)	(39)	(152)	1,219
Loss (gain) on sale of securities and other assets	1,112	(72)	(2)	1,040	(6,665)
Adjusted non-interest income (non-GAAP)	$13,272	$11,440	$7,590	$34,327	$24,460
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$116,671	$109,537	$87,514	$330,036	$251,416
Adjusted efficiency ratio (non-GAAP) (2)	53.1%	54.7%	65.6%	54.5%	65.5%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	September 30,	June 30,	September 30,
	2025	2025	2024
Reconciliation of Tangible Assets:
Total assets	$14,538,943	$14,207,935	$13,746,529
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(3,173)	(3,409)	(4,181)
Tangible assets (non-GAAP)	$14,379,973	$14,048,729	$13,586,551

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,452,342	$1,431,006	$1,263,929
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(3,173)	(3,409)	(4,181)
Tangible equity (non-GAAP)	1,293,372	1,271,800	1,103,951
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,176,803	$1,155,231	$987,382

Common shares outstanding	43,889	43,889	39,152

Tangible common equity to tangible assets (non-GAAP)	8.18%	8.22%	7.27%
Tangible equity to tangible assets (non-GAAP)	8.99	9.05	8.13

Book value per common share	$30.44	$29.95	$29.31
Tangible common book value per share (non-GAAP)	26.81	26.32	25.22